                      HILTON HOTELS CORPORATION AND SUBSIDIARIES

                  COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                       (dollar amounts in millions) (unaudited)




                                                   Six months
                                                  ended June 30,                 Years Ended December 31,
                                                 ----------------    ----------------------------------------------
                                                  1997      1996      1996      1995      1994      1993      1992
                                                 ------    ------    ------    ------    ------    ------    ------
Income from continuing operations before income
  taxes and minority interest (1)                 $275      $150      $231      $262      $184      $156      $157

Add:

  Interest expense (1)                              93        43        96       114        95        90        74

 Distributions from less than 50% owned
   companies                                         5         6        18        13        12         6         5

 Interest component of rent expense (1) (2)          2         2         4         4         3         3         3
                                                ------    ------    ------    ------    ------    ------    ------

Earnings available for fixed charges              $375      $201      $349      $393      $294      $255      $239
                                                ------    ------    ------    ------    ------    ------    ------
                                                ------    ------    ------    ------    ------    ------    ------

Fixed charges:
 Interest expense (1)                              $93       $43       $96      $114       $95       $90       $74

 Capitalized interest                                7         4         7         3         8         2         5

 Interest component of rent expense (1) (2)          2         2         4         4         3         3         3
                                                ------    ------    ------    ------    ------    ------    ------

Total fixed charges                               $102       $49      $107      $121      $106       $95       $82
                                                ------    ------    ------    ------    ------    ------    ------
                                                ------    ------    ------    ------    ------    ------    ------

Ratio of earnings to fixed charges                3.7x      4.1x      3.3x      3.2x      2.8x      2.7x      2.9x
                                                ------    ------    ------    ------    ------    ------    ------
                                                ------    ------    ------    ------    ------    ------    ------




---------------

(1) Includes 50% owned companies.
(2) Assumed interest component to be one-third of rent expense.

                      HILTON HOTELS CORPORATION AND SUBSIDIARIES

                     COMPUTATION OF RATIO OF EARNINGS TO COMBINED
                     FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
                       (dollar amounts in millions) (unaudited)



                                                   Six months
                                                  ended June 30,                Years Ended December 31,
                                                 ----------------    ----------------------------------------------
                                                  1997      1996      1996      1995      1994      1993      1992
                                                 ------    ------    ------    ------    ------    ------    ------

Income from continuing operations before income
 taxes and minority interest (1)                  $275      $150      $231      $262      $184      $156      $157

Add:

 Interest expense (1)                               93        43        96       114        95        90        74

 Distributions from less than 50% owned
   companies                                         5         6        18        13        12         6         5

 Interest component of rent expense (1) (2)          2         2         4         4         3         3         3
                                                ------    ------    ------    ------    ------    ------    ------

Earnings available for combined fixed
 charges and preferred stock dividends            $375      $201      $349      $393      $294      $255      $239
                                                ------    ------    ------    ------    ------    ------    ------
                                                ------    ------    ------    ------    ------    ------    ------

Fixed charges and preferred stock dividends:
 Interest expense (1)                              $93       $43       $96      $114       $95       $90       $74

 Capitalized interest                                7         4         7         3         8         2         5

 Interest component of rent expense (1) (2)          2         2         4         4         3         3         3

 Preferred stock dividends                          11         -         1         -         -         -         -
                                                ------    ------    ------    ------    ------    ------    ------

Total fixed charges                               $113       $49      $108      $121      $106       $95       $82
                                                ------    ------    ------    ------    ------    ------    ------
                                                ------    ------    ------    ------    ------    ------    ------


Ratio of earnings to fixed charges                3.3x      4.1x      3.2x      3.2x      2.8x      2.7x      2.9x
                                                ------    ------    ------    ------    ------    ------    ------
                                                ------    ------    ------    ------    ------    ------    ------



---------------

(1) Includes 50% owned companies.
(2) Assumed interest component to be one-third of rent expense.